UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                         COMMUNITY FIRST BANCORP, INC.
             (Exact name of registrant as specified in its charter)


                Maryland                                  36-4526348
---------------------------------------------         ------------------
          (State of incorporation                     (I.R.S. Employer
              or organization)                        Identification No.)


240 South Main Street, Madisonville, Kentucky                 42431
---------------------------------------------                 -----
           (Address of Principal Executive Offices)         (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                 Name of each exchange on which
       to be so registered                  each class is to be registered
       -------------------                  ------------------------------
               None                                      N/A

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.|_|

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.|X|

Securities  Act  registration  statement file number to which this form relates:
333-104226

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $0.01 per share
--------------------------------------------------------------------------------
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------

Item 1.  Description of Registrant's Securities to be Registered

         The information set forth under the captions "Description of Capital Stock" and "Restrictions on Acquisitions of Community First Bancorp, Inc." in the Prospectus included in Part I of the Registration Statement on Form SB-2 of the registrant, originally filed with the Securities and Exchange Commission on April 1, 2003 (File No. 333-104226), is incorporated by reference in response to this Item 1. Information set forth under the captions "Description of Capital Stock" and "Restrictions on Acquisition of Community First Bancorp, Inc." contained in a prospectus relating to SEC File No. 333-104226 and subsequently filed by the registrant pursuant to 17 C.F.R. ss.230.424(b) shall be deemed to be incorporated by reference into this registration statement.


Item 2.  Exhibits

3.1      Articles of Incorporation of Community First Bancorp, Inc.*

3.2      Bylaws of Community First Bancorp, Inc.*


--------------------
* Incorporated herein by reference to Exhibits 3.1 (Articles of Incorporation) and 3.2 (Bylaws) to the Registration Statement of Community First Bancorp, Inc. (Registration No. 333-104226), originally filed with the Securities and Exchange Commission on April 1, 2003.

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      COMMUNITY FIRST BANCORP, INC.




Date: June 26, 2003                   By:  /s/William M. Tandy
                                           -------------------------------------
                                           William M. Tandy
                                           President and Chief Executive Officer